For period ending June 30, 2015    Exhibit 77O

File number 811-9036

FORM 10f-3
Rule 144A Securities
FUND:  UBS High Yield Relationship Fund
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer:  Bombardier Inc. 5.5% due 09/15/2018
2.  Date of Purchase:  02/27/2015  3.  Date offering commenced: 02/27/2015
4.  Underwriter(s) from whom purchased:  J.P. Morgan Securities
5.  ?Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
6.  Aggregate principal amount or number of shares purchased: $5,000,000 firmwide
7.  Aggregate principal amount or total number of shares of offering:  $750,000,000
8.  Purchase price (net of fees and expenses):  $100
9.  Initial public offering price:  $100
10.  Commission, spread or profit:  _1.25__%              $____________
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are sold in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, Rule 144A or Regulation D.
b. The securities are sold to persons reasonably believed to be ?qualified institutional buyers? (?QIBs?).
c. The securities are reasonably believed to be eligible for resale to other QIBs.
d. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering.
f. The underwriting was a firm commitment underwriting.
YES

X_______

X_______
NO

_______
g. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

X_______

_______
h. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.

X_______

_______
i. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
j. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______
Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, ?Affiliated Underwriter? is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: /s/ John Hwang   Date: 03/05/2015__
Print Name:  John Hwang

For period ending June 30, 2015    Exhibit 77O

File number 811-9036

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND:  UBS High Yield Relationship Fund
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer:  HCA Inc. 5.375% due 02/01/2025
2.  Date of Purchase:  01/13/2015  3.  Date offering commenced: 01/13/2015
4.  Underwriter(s) from whom purchased:  Wells Fargo Securities
5.  ?Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank_______________
6.  Aggregate principal amount or number of shares purchased: $5,000,000 firmwide
7.  Aggregate principal amount or total number of shares of offering:  $1,000,000,000
8.  Purchase price (net of fees and expenses):  $100____                                                        __
9.  Initial public offering price:  $100_____                                                                                  _
10.  Commission, spread or profit: 1.0%__              $____________

11.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities purchased at a price not more than the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.

X_______

X_______

_______

_______

g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, ?Affiliated Underwriter? is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: /s/ John Hwang _______________________  Date: 01/26/2015

Print Name: John Hwang______________________________________________

For period ending June 30, 2015    Exhibit 77O

File number 811-9036

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND:  UBS High Yield Relationship Fund
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer:  Markwest Energy Partners/Fin 4.875% due 12/01/2024
2.  Date of Purchase:  02/26/2015  3.  Date offering commenced: 02/26/2015
4.  Underwriter(s) from whom purchased:  Barclays Capital
5.  ?Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank_______________
6.  Aggregate principal amount or number of shares purchased: $6,097,500 firmwide
7.  Aggregate principal amount or total number of shares of offering:  $1,168,687,500
8.  Purchase price (net of fees and expenses):  $101.625______
9.  Initial public offering price:  $101.625______
10.  Commission, spread or profit:    1.0%__              $____________
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities purchased at a price not more than the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.

X_______

X_______

_______

_______

g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, ?Affiliated Underwriter? is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: /s/ John Hwang _______________________  Date: 03/05/2015

Print Name: John Hwang______________________________________________

For period ending June 30, 2015    Exhibit 77O

File number 811-9036

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND:  UBS Global Corporate Bond Relationship Fund
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer:  Ventas Realty, Limited Partnership 3.5% due 02/01/2025
2.  Date of Purchase:  01/07/2015  3.  Date offering commenced: 01/07/2015
4.  Underwriter(s) from whom purchased:  Bank of America / Merrill Lynch Financial Ct
5.  ?Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank_______________
6.  Aggregate principal amount or number of shares purchased: $12,956,190 (firmwide)
7.  Aggregate principal amount or total number of shares of offering:  $597,978,000
8.  Purchase price (net of fees and expenses):  $99.663____
9.  Initial public offering price:  $99.663______
10.  Commission, spread or profit:    0.65%__              $____________
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities purchased at a price not more than the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.

X_______

X_______

_______

_______

g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, ?Affiliated Underwriter? is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: /s/ Tim Winstone_______________________  Date: 01/09/2015

Print Name: Tim Winstone______________________________________________

For period ending June 30, 2015    Exhibit 77O

File number 811-9036

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND:  UBS Global Corporate Bond Relationship Fund
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer:  ERP Operating LP. 3.375% due 06/01/2025
2.  Date of Purchase:  05/11/2015  3.  Date offering commenced: 05/11/2015
4.  Underwriter(s) from whom purchased:  Citigroup Global Markets Holdings
5.  ?Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank_______________
6.  Aggregate principal amount or number of shares purchased: $4,972,500 (firmwide)
7.  Aggregate principal amount or total number of shares of offering:  $447,525,000
8.  Purchase price (net of fees and expenses):  $99.45___
9.  Initial public offering price:  $99.45______
10.  Commission, spread or profit:   0.65%__              $____________
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities purchased at a price not more than the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.

X_______

X_______

_______

_______

g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, ?Affiliated Underwriter? is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: /s/ _ Tim Winstone            Vivek Acharya_________  Date: 05/14/2015

Print Name: __ Tim Winstone_           Vivek Acharya_______  ________________